Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Porch Group, Inc. on Amendment No. 1 to Form S-1 of our report dated May 29, 2020, with respect to our audit of the consolidated financial statements of DataMentors Holdings, LLC and Subsidiaries as of December 31, 2019 and 2018 and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement.

We consent to the inclusion in this Registration Statement of Porch Group, Inc. on Amendment No. 1 to Form S-1 of our report dated December 31, 2020, with respect to our compilation of the consolidated financial statements of DataMentors Holdings, LLC and Subsidiaries as of September 30, 2020 and for the nine months then ended, which report appears in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Kahn, Litwin, Renza & Co., Ltd.

Kahn, Litwin, Renza & Co., Ltd.

Providence, Rhode Island

January 27, 2021